UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2005

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 9, 2005, Prime Group Realty Trust (the “Company”) announced its consolidated financial results for the quarterly period ended September 30, 2005. The Press Release will be available on the Company’s Internet website (www.pgrt.com) and will also be available upon request as specified therein.

Copies of the Company’s third quarter 2005 earnings press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Prime Group Realty Trust Third Quarter 2005 Earnings Press Release dated November 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: November 9, 2005	President and Chief Executive Officer

EXHIBIT 99.1

Tuesday, November 9, 2005

PRIME GROUP REALTY TRUST REPORTS THIRD QUARTER 2005 RESULTS

CHICAGO, Illinois. November 9, 2005 – Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the quarter ended September 30, 2005. Net loss available to common shareholders, after the allocation of $2.25 million to the preferred shareholders, was $0.1 million or $0.34 per share for the third quarter of 2005, as compared to a net loss of $5.1 million or $0.22 per share reported for the third quarter of 2004. Funds From Operations (“FFO”) available to common shareholders was $0.12 per share for the third quarter of 2005 as compared to $0.14 per share for the third quarter of 2004.

Revenue for the third quarter was $23.7 million, a decrease of $0.6 million from third quarter 2004 revenue of $24.3 million, principally due to the amortization of the above-market and below-market lease values resulting from the acquisition of the Company on July 1, 2005 by an affiliate of The Lightstone Group (the “Acquisition”).

The $5.0 million decrease in net loss was principally the result of the allocation of gains and losses to our parent company, via minority interest, as a result of our recent Acquisition.

The results of our operations, before minority interest, were affected by:

•	a $4.7 million increase in depreciation and amortization primarily attributable to the revaluation of our tangible and intangible assets as the result of the Acquisition;

•	a $2.0 million increase in property operating expenses primarily due to increased real estate taxes and repairs and maintenance; and

•

a $0.7 million increase in the non-cash allocation of losses from investments in unconsolidated joint ventures which are primarily attributable to increased depreciation and amortization related to the revaluation of assets as a result of the Acquisition.

Partially offset by:

•	a $1.3 million decrease in strategic alternative costs primarily due to the completion of the Acquisition; and
•	a $1.1 million decrease in general and administrative costs as a result of lower salaries and benefits expense and legal costs.

The decrease in FFO results are principally due to the reasons discussed above for the change in GAAP loss, with the exception of (i) real estate depreciation and amortization and (ii) the gain on sale of real estate, both of which are excluded from expense when computing FFO. In addition, for the purposes of computing FFO available to common shareholders per share, after the allocation of $2.25 million to the preferred shareholders, the Company included outstanding common shares and common units in its operating partnership in arriving at the weighted average shares of beneficial interest. FFO is a non-GAAP financial measure. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO and has included a reconciliation of this measure to GAAP net income (loss) with this press release.

About the Company

Owned by the Lightstone Group, headquartered in Lakewood, New Jersey, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 11 office properties containing an aggregate of 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit the company website at http://www.pgrt.com .

Founded in 1988, the Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of more than 20,000 residential units as well as office, industrial and retail properties totaling approximately 27 million square feet of space in 28 states and Puerto Rico. The Lightstone Group and its affiliates employ more than 1,000 professionals and maintain regional offices in New York, Maryland, Illinois, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over approximately the past 20 months.

The press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward- looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. DelVecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30

	2005	2004
Revenue:
Rental	$13,055	$14,098
Tenant reimbursements	8,873	8,474
Other property revenues	946	933
Services Company revenue	814	817
Total revenue	23,688	24,322

Expenses:
Property operations	6,809	6,157
Real estate taxes	5,682	4,309
Depreciation and amortization	9,540	4,834
General and administrative	1,383	2,507
Services Company operations	474	909
Severance costs	187	337
Strategic alternative costs	–	1,316
Total expenses	24,075	20,369

Operating (loss) income	(387)	3,953
Interest and other income	755	539
Loss from investments in unconsolidated joint ventures	(2,762)	(3,449)
Interest:
Expense	(6,529)	(6,418)
Amortization of deferred financing costs	–	(443)
Accretion of mortgage notes payable	481	–
Loss from continuing operations before minority interests	(8,442)	(5,818)
Minority interests	10,599	985
Income (loss) from continuing operations	2,157	(4,833)
Discontinued operations, net of minority interests of $(1,402) and $(261) in 2005 and 2004, respectively	12	2,001
Income (loss) before loss on sales of real estate	2,169	(2,832)
Loss on sales of real estate, net of minority interests of $32 and $2 in 2005 and 2004, respectively	(1)	(17)
Net income (loss)	2,168	(2,849)
Net income allocated to preferred shareholders	(2,250)	(2,250)
Net loss available to common shareholders	$(82)	$(5,099)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations	$(0.39)	$(0.30)
Discontinued operations, net of minority interests	0.05	0.08
Loss on sales of real estate, net of minority interests
Net loss available per weighted-average common share of beneficial interest –basic and diluted	$(0.34)	$(0.22)

Prime Group Realty Trust

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30

	2005	2004
Revenue:
Rental	$39,731	$41,332
Tenant reimbursements	26,453	27,204
Other property revenues	2,875	2,747
Services Company revenue	2,807	2,952
Total revenue	71,866	74,235

Expenses:
Property operations	19,578	18,746
Real estate taxes	16,819	15,823
Depreciation and amortization	19,459	14,367
General and administrative	6,150	7,725
Services Company operations	2,943	2,944
Severance costs	363	337
Strategic alternative costs	10,288	1,316
Total expenses	75,600	61,258

Operating (loss) income	(3,734)	12,977
Interest and other income	2,080	1,542
Loss from investments in unconsolidated joint ventures	(8,786)	(11,297)
Interest:
Expense	(18,571)	(19,140)
Amortization of deferred financing costs	(1,267)	(1,202)
Accretion of mortgage notes payable	481	–
Loss from continuing operations before minority interests	(29,797)	(17,120)
Minority interests	13,572	2,731
Loss from continuing operations	(16,225)	(14,389)
Discontinued operations, net of minority interests of $(68) and $(218) in 2005 and 2004, respectively	(10,251)	1,674
Loss before gain (loss) on sales of real estate	(26,476)	(12,715)
Gain (loss) on sales of real estate, net of minority interests of $(1,148) and $11 in 2005 and 2004, respectively	9,073	(96)
Net loss	(17,403)	(12,811)
Net income allocated to preferred shareholders	(6,750)	(6,750)
Net loss available to common shareholders	$(24,153)	$(19,561)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations	$(1.45)	$(0.89)
Discontinued operations, net of minority interests	(0.65)	0.06
Gain (loss) on sales of real estate, net of minority interests	0.57
Net loss available per weighted-average common share of beneficial interest –basic and diluted	$(1.53)	$(0.83)

The following table represents the unaudited GAAP Reconciliation of Net Loss to Funds from Operations for the three and nine months ended September 30, 2005 and 2004 (in thousands, except share and per share amounts):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004

Net income (loss) (1)	$2,168	$(2,849)	$(17,403)	$(12,811)
Adjustments to reconcile to Funds from Operations available to common shareholders:
Real estate depreciation and amortization(2)	8,998	4,511	18,265	13,377
Amortization of costs for leases assumed	56	72	194	216
Joint venture adjustments	3,526	4,487	12,618	13,365
Loss (gain) on sale of operating property, net of minority interests	1	15	(9,073)	85
Adjustment for discontinued operations:
Real estate depreciation and amortization (3)	–	519	833	5,308
Loss (gain) on sale (included in discontinued operations)	3	3	(706)	(53)
Minority interests	1,402	261	68	218
Minority interests	(10,599)	(985)	(13,572)	(2,731)
Funds from Operations (1)	5,555	6,034	(8,776)	16,974
Income allocated to preferred shareholders	(2,250)	(2,250)	(6,750)	(6,750)
Funds from Operations available to common shareholders	$3,305	$3,784	$(15,526)	$10,224

FFO available to common share/unit holders per share/unit of beneficial interest:
Basic and Diluted	$0.12	$0.14	$(0.58)	$0.38

Weighted average shares/units of beneficial interest:
Common shares	236	23,672	15,851	23,671
Nonvested employee stock grants	–	9	4	7
Operating Partnership units	26,488	3,076	10,880	3,076
Basic	26,724	26,757	26,735	26,754

Common shares	236	23,672	15,851	23,671
Nonvested employee stock grants	–	9	4	7
Employee stock options	–	8	19	12
Operating Partnership units	26,488	3,076	10,880	3,076
Diluted	26,724	26,765	26,754	26,766

(1)

Funds from Operations is a non-GAAP financial measure. Funds from Operations (“FFO”) is defined as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”) plus real estate depreciation and amortization, excluding gains (or losses) from sales of operating properties, and after comparable adjustments for unconsolidated joint ventures and discontinued operations. FFO includes results from discontinued operations, including revenues, property operations expense, real estate taxes expense and interest expense. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than us. We utilize FFO as a performance measure. We believe that FFO provides useful information to investors regarding our performance as FFO provides investors with additional means of comparing our operating performance with the operating performance of our competitors. FFO is not representative of cash flow from operations, is not indicative that cash flows are adequate to fund all cash needs, and should not be considered as an alternative to cash flows as a measure of liquidity. We believe that net income (loss) is the most directly comparable GAAP financial measure to FFO.

(2)

Depreciation and amortization expense for the three months and nine months ended September 30, 2005 increased $4.5 million and $4.9 million, respectively, due to the increase in the value of real estate assets as a result of purchase accounting related to the Acquisition.

(3)

The real estate depreciation and amortization for discontinued operations for the nine months ended September 30, 2005 relates to our 208 South LaSalle Street property held for sale. The real estate depreciation and amortization for discontinued operations for the three and nine months ended September 30, 2004 relates to the 208 South LaSalle Street property held for sale, the 33 West Monroe Street property that was sold April 16, 2004 and the industrial portfolio sold in October and November 2004.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” net income and gain/(loss) on sales of real estate for properties sold are reflected in the consolidated statements of operations as “Discontinued Operations” for all periods presented.

Prime Group Realty Trust

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

(Unaudited)

Assets	September 30 2005	December 31 2004
Real estate:
Land	$93,719	$111,770
Building and improvements	334,497	443,066
Tenant improvements	37,923	54,325
Furniture, fixtures and equipment	520	9,898
	466,659	619,059
Accumulated depreciation	(5,460)	(94,252)
	461,199	524,807
In-place lease value, net	29,644	–
Above/below market lease value, net	26,240	–
Property under development	1,501	1,588
	518,584	526,395

Properties held for sale	52,088	67,133
Investments in unconsolidated entities	116,693	26,088
Cash and cash equivalents	16,269	71,731
Receivables, net of allowance for doubtful accounts of $1,032 and $1,985 at September 30, 2005 and December 31, 2004, respectively:
Tenant	1,606	593
Deferred rent	896	16,809
Other	1,261	2,161
Restricted cash escrows	45,343	40,232
Deferred costs, net	10,483	13,441
Other	2,329	2,780
Total assets	$765,552	$767,363

Liabilities and Shareholders’ Equity
Mortgage notes payable	$398,715	$384,855
Mortgage notes payable related to properties held for sale	46,248	42,590
Liabilities related to properties held for sale	7,889	6,188
Accrued interest payable	1,597	1,324
Accrued real estate taxes	27,579	22,458
Accrued tenant improvement allowances	10,203	4,266
Accounts payable and accrued expenses	5,778	8,695
Liabilities for leases assumed	7,679	9,957
Deficit investment in unconsolidated entity	–	4,087
Dividends payable	–	2,250
Other	7,374	16,115
Total liabilities	513,062	502,785
Minority interests:
Operating Partnership	152,813	19,154
Shareholders’ equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B – Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 and 23,671,996 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	2	236
Additional paid-in capital	259,455	381,293
Accumulated other comprehensive income (loss)	10	(468)
Distributions in excess of earnings	(159,830)	(135,677)
Total shareholders’ equity	99,677	245,424
Total liabilities and shareholders’ equity	$765,552	$767,363